Exhibit 23.1

MOORE & ASSOCIATES, CHARTERED
  ACCOUNTANTS AND ADVISORS
  ------------------------
     PCAOB REGISTERED


          CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
          --------------------------------------------------------


We consent to the use, in the statement on Form 10K of Nevada Processing Solutions, of our report dated August 6, 2009 on our audit of the financial statements of Nevada Processing Solutions as of June 30, 2009 and 2008, and the related statements of operations, stockholders' equity and cash flows for the years ended June 30, 2009 and 2008 and since inception on May 30, 2006 through June 30, 2009, and the reference to us under the caption "Experts."


/s/ Moore & Associates, Chartered
---------------------------------
    Moore & Associates, Chartered
    Las Vegas, Nevada
    August 7, 2009


                 6490 West Desert Inn Rd, Las Vegas, NV 89146
                      (702) 253-7499  Fax (702) 253-7501

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